Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference on Form S-8 of Buyers United, Inc. of our report dated March 11, 2004, except for Note 14 as to which the date is March 15, 2004 appearing in this Annual Report on Form 10-KSB of Buyers United, Inc. for the year ended December 31, 2003.



                                             /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
May 28, 2004